                                  EXHIBIT 21.1
                            CENTURY ALUMINUM COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                    JURISDICTION OF          NAME UNDER WHICH BUSINESS
NAME OF SUBSIDIARY                                   INCORPORATION                 IS CONDUCTED
------------------                                  ---------------   ---------------------------------------
Century Aluminum of West Virginia, Inc. ..........     Delaware       Century Aluminum of West Virginia, Inc.
Berkeley Aluminum, Inc. ..........................     Delaware       Berkeley Aluminum, Inc.
Virgin Islands Alumina Corporation, L.L.C. .......     Delaware       VIALCO
Century Kentucky, Inc. ...........................     Delaware       Century Kentucky, Inc.
NSA, Ltd. ........................................     Kentucky       NSA, Ltd.
Century Aluminum of Kentucky, L.L.C. .............     Delaware       Century Aluminum of Kentucky, L.L.C.

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